Exhibit 10.76

AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT (the “Amendment”) is dated as of the 30th day of July, 2013, by and among, Dover Saddlery, Inc., a Delaware corporation (“Dover DE”), Dover Saddlery, Inc., a Massachusetts corporation, Smith Brothers, Inc., a Texas corporation, Dover Saddlery Retail, Inc., a Massachusetts corporation, and Dover Saddlery Direct, Inc., a Massachusetts corporation (hereinafter, each with Dover DE, individually a “Borrower”, and collectively the “Borrowers”) and RBS Citizens, National Association, a national banking association, with a principal place of business at 875 Elm Street, Manchester, New Hampshire 03101 (hereinafter the “Lender”);

WHEREAS, Borrowers and Lender are parties to a Loan and Security Agreement dated December 11, 2007 (as the same has been, is being, and may hereafter be amended, renewed, restated and/or replaced, the “Loan Agreement”) whereby, inter alia, the Borrowers may borrow from Lender up to Eighteen Million Five Hundred Thousand Dollars ($18,500,000.00); and

WHEREAS, the parties wish to amend the Loan Agreement to modify financial covenants.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, the parties agree as follows:

1.	DEFINITIONS.

Any capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement.

2.	AMENDMENTS.

2.1 The following amendments will be made to Section 1 of the Loan Agreement, Definitions by adding the following definitions:

“Total Assets” means, for any period, all assets of Borrowers, which may be properly classified as assets in accordance with generally accepted accounting principles on a consolidated basis, including prepaid expenses, cash on hand, accounts receivable, inventory, current income tax receivables and prepaid catalog expenses, provided that Total Assets shall exclude amounts due to such Person from an Affiliate of such Person.

“Intangible Assets” means Total Assets minus Tangible Assets.

“Net Worth” means Total Assets minus Indebtedness.

“Balance Sheet Leverage Ratio” means the ratio obtained by dividing (a) the difference between Indebtedness and Subordinated Debt by (b) Net Worth plus Subordinated Debt minus Intangible Assets.”

“Debt Service Coverage Ratio” means the ratio obtained by dividing (a) EBITDA minus cash income taxes minus unfinanced CAPEX minus dividends/distributions by (b) Current Portion of Long Term Debt plus interest. For purposes of this definition, (1) CAPEX internally funded shall be included to the extent that such amount is not converted into a term loan under the Term Loan Sublimit and/or exceeds the Term Sublimit Availability and (2) all noncash income and noncash losses attributable to Hedging Contracts shall be excluded.

2.2 Replace the definition of “Current Portion of Long Term Debt” with the following:

““Current Portion of Long Term Debt” means, with respect to any Borrower, for any period, all principal obligations of such Borrower for borrowed money (including, but not limited to, any amounts due with respect to capitalized lease obligations, scheduled payments required by Lender on the Obligations and payments allowed by Lender on the Subordinated Debt (if any)), all cash interest payments, all cash income taxes actually paid and CAPEX internally funded, all of which by the terms thereof required repayment within the immediately preceding twelve (12) month period;”

2.3 Effective as of the quarter ending March 31, 2013, Section 7.9.1 is replaced in its entirety with “Intentionally Deleted”.

2.4 Effective as of the quarter ending March 31, 2013, Section 7.9.3 (Fixed Charge Coverage Ratio covenant) is replaced in its entirety with “Intentionally Deleted.”

2.5 Commencing June 30, 2013 add the following additional financial covenant as 7.9.5:

“7.9.5 Maintain Balance Sheet Leverage Ratio of no more than 2.00 to 1.00; which shall be tested and measured quarterly.”

2.6 Commencing June 30, 2013, add the following new financial covenant as 7.9.6:

“7.9.6 Maintain Debt Service Coverage Ratio of no less than 1.20 to 1.00.

3.	CONDITIONS TO AMENDMENT.

This Amendment is subject to the condition (in addition to all requirements of the Loan Agreement and all other Loan Documents, as they may be amended) that each of the following shall have been delivered or performed to the satisfaction of Lender:

3.1 Execution and/or delivery of this Amendment and any other documents, consent or other matters required by Lender.

3.2 Payment of a modification fee in the amount of $4,500.00.

3.3 Borrowers will pay all of Lender’s costs and expenses incurred in preparation of this Amendment and the documents and instruments executed herewith.

4.	RATIFICATION.

In all other respects, the Loan Agreement remains in full force and effect, and Borrowers agree to be bound thereby. Except as specifically amended herein, the terms and conditions of the Loan Agreement shall remain in full force and effect. Borrowers confirm and agree that the amendments contained herein shall in no way be construed as an obligation on the part of Lender to further amend or extend the Loan Agreement or any other Loan Documents. This Amendment is not a novation.

5.	REAFFIRMATION.

Borrowers reaffirm each and every representation and warranty made by them in the Loan Agreement. Borrowers and Lender hereby agree and confirm that Borrowers have prior to this Amendment delivered to Lender the information and disclosures in accordance with the reporting requirements of the Loan Agreement.

6.	AUTHORITY.

Borrowers warrant that it has full power and authority, and has taken all necessary corporate and other action and procured all necessary consents to execute and deliver this Amendment and perform its obligations hereunder.

PAGE ENDS HERE; SIGNATURE PAGES FOLLOW

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on their behalf by the persons signing below who are thereunto duly authorized, as of the day and year first above-written.

BORROWERS:

DOVER SADDLERY, INC.
(a Delaware Corporation)

/s/ David R. Pearce	By:	/s/ Stephen L. Day
Witness		Stephen L. Day
		Title:	President and CEO

DOVER SADDLERY, INC.
(a Massachusetts Corporation)

/s/ David R. Pearce	By:	/s/ Stephen L. Day
Witness		Stephen L. Day
		Title:	Chairman

SMITH BROTHERS, INC.

/s/ David R. Pearce	By:	/s/ Stephen L. Day
Witness		Stephen L. Day
		Title:	Chairman

DOVER SADDLERY RETAIL, INC.

/s/ David R. Pearce	By:	/s/ Stephen L. Day
Witness		Stephen L. Day
		Title:	Chairman

DOVER SADDLERY DIRECT, INC.

/s/ David R. Pearce	By:	/s/ Stephen L. Day
Witness		Stephen L. Day
		Title:	Chairman

LENDER:

RBS CITIZENS, NATIONAL ASSOCIATION

	By:	/s/ Tara F. Trafton
Witness		Name:	Tara F. Trafton
		Title:	Senior Vice President